EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2004, April 5, 2005, as to Note 12 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), appearing in the Annual Report on Form 10-K of Rubio’s Restaurants, Inc. for the year ended December 25, 2005.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 14, 2006